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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We consent to the incorporation by reference in the registration statement of Scios Inc., on Form S-8 (File No. 333-56269) of our report dated January 31, 2000 on our audits of the consolidated financial statements of Scios Inc. and its subsidiaries as of December 31, 1999 and 1998, and the years ended December 31, 1999, 1998 and 1997, which report is included in the Company's Annual Report on Form 10-K.





PricewaterhouseCoopers LLP
San Jose, California
January 31, 2000